 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2020
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle,	ID	83616

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

The Pennant Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 27, 2020. The number of issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting was 28,466,852. These shares were issued and outstanding as of April 1, 2020, which was the record date for the Annual Meeting. There were present at the Annual Meeting, either in person or by proxy, 26,992,284 shares of the Company’s common stock. The matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.The three nominees named below were elected to serve as Class I directors of the board of directors, to serve until the 2023 Annual Meeting and until a successor is elected and qualified, and the voting rights were as follows:

Director	Votes For	Votes Against	Votes Withheld(1)	Broker Non-Votes(1)
Daniel H Walker	21,656,343	1,915,991	12,053	3,407,897
Christopher R. Christensen	21,348,073	2,228,509	7,805	3,407,897
John G. Nackel	10,899,842	12,674,495	10,050	3,407,897

2.The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020, was ratified, and the voting results were as follows:

Audit Firm	Votes For	Votes Against	Votes Withheld(2)
Deloitte & Touche LLP	26,958,606	24,575	9,103

(1)	Abstentions and broker non-votes are not counted as a vote caste either “For” or “Against” each nominee’s election.
(2)	Abstentions were counted as shares entitled to vote and had the same effect as votes against the proposal. Broker non-votes were treated as not entitled to vote for purposes of determining approval of this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2020	THE PENNANT GROUP, INC.
	By:	/s/ DEREK J. BUNKER
Derek J. Bunker
Chief Investment Officer, Executive Vice President and Secretary